EMPLOYMENT AGREEMENT

                     AGREEMENT   dated   March  29,   1999,   between   Questron
           Technology, Inc., a Delaware corporation (referred to herein as "Employer" or "Questron"), and Dominic A. Polimeni ("Executive").

                               W I T N E S S E T H

                     WHEREAS, the Employer desires to retain the services of Executive and Executive desires to be employed by Employer upon the terms and conditions hereinafter set forth; and

                     WHEREAS, Employer and Executive have each discussed, considered and approved of the material terms of employment set forth herein and each has been operating pursuant to such agreed upon terms since July 1, 1998.

                     NOW, THEREFORE, in consideration of the premises and the mutual undertakings and agreements contained herein, Employer and Executive agree as follows:

                     1. EMPLOYMENT. Employer hereby employs Executive, and Executive hereby agrees to serve as Chairman, President and Chief
           Executive Officer of Employer, or in such other senior executive positions as shall be assigned to Executive by Employer's board of directors with Executive's consent during the Term of Employment (as hereinafter defined). Executive further agrees to use his best efforts to promote the interests of Employer and to devote all his business time and energies to the business and affairs of Employer during the Term of Employment.

                     2. TERM OF EMPLOYMENT. Unless earlier terminated pursuant to Paragraph 7 hereof, the employment hereunder shall commence as of July 1, 1998 and shall end on June 30, 2003 (the "Term of Employment").

                     3. COMPENSATION. As compensation for services hereunder and in consideration of the covenants set forth in Paragraph 4 hereof, during the Term of Employment Executive shall be compensated as follows:

                         (a) Base Salary. Effective July 1, 1998 and during the Term of Employment, Employer shall pay Executive a base salary at the rate of Two Hundred and Fifty Thousand Dollars ($250,000) per annum. Such salary shall be payable in appropriate installments to conform to the regular payroll dates for salaried personnel of Employer. The base salary of the Executive shall be reviewed annually by the Employer's board of directors or compensation committee of the board who may, in their sole discretion, approve an increase to the Executive's base salary.

                         (b) Stock Options. Employer shall grant to the Executive as of March 29, 1999, options to purchase 1,100,000 shares of Questron's common stock at $4.50 per share; such options shall be immediately exercisable, as to any and all such shares, and will expire, unless sooner exercised, on March 29, 2009.

                         (c) Bonuses. Employer shall pay Executive annual bonuses as follows (i) a discretionary bonus of up to Fifty Thousand Dollars ($50,000), to be determined by the board of directors or compensation committee of the board in their sole discretion; and
           (ii) an additional bonus of up to $50,000 based upon attaining targeted increases in diluted earnings per share as mutually agreed upon at the beginning of each year by the Executive and the board of directors or compensation committee of the board.

                         (d) Expenses. Employer shall provide Executive with a car allowance of $1,300 per month. Employer shall also reimburse Executive for all reasonable out-of-pocket expenses incurred in connection with rendering services hereunder in accordance with Employer's customary policies, including without limitation, reimbursement of travel expenses for business purposes and reimbursement of Executive's cellular telephone expenses.

                         (e) Fringe Benefits. Executive shall be eligible to participate in and to receive benefits under any pension plan, profit-sharing plan, savings plan, stock option/savings plan, ESOP, life insurance, health and accident plan or arrangement made available by Employer to its senior executives and key management employees generally, subject to and on a basis consistent with the terms, conditions and overall administration of each such plan or arrangement; provided, however, that with respect to any plan or arrangement under which participation is at the discretion of a committee or other body administering such plan or arrangement, nothing contained herein shall entitle Executive to participate in such plan or arrangement to be paid for by the Employer. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of compensation to Executive hereunder, and nothing paid to Executive hereunder shall be deemed to be in lieu of any payment to which Executive may be entitled under any such plan or arrangement.

                         (f) Vacation. Executive shall be entitled to four (4) weeks of paid vacation days in each calendar year during the Term of Employment. In the event that Executive is employed hereunder during a calendar year for less than all of that year, he shall be entitled in that year to a number of paid vacation days which shall be prorated in accordance with the number of days on which he is so employed in that year. Executive shall also be entitled to all paid holidays given by Employer to its senior executive officers during the Term of Employment.

                     4.   COVENANT  NOT  TO  COMPETE;   INTELLECTUAL   PROPERTY;
           CONFIDENTIALITY.

                         (a) Covenant Not To Compete. Executive acknowledges that in consideration of the Employer entering into this Agreement, Executive is simultaneously executing and delivering to Employer the attached letter (the "Restrictive Letter") containing certain covenants relating to his conduct during and after the Term of Employment. Notwithstanding the provisions of the Restrictive Letter, during the Term of Employment Executive will not manage, operate, control, be employed by or participate in the ownership, management operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that to be conducted by Employer. The decision of Employer's Board of Directors as to what constitutes a competing business shall be final and binding upon Executive. For these purposes, Executive's service as a director of or his ownership of 1% or less of any class of securities of a public company shall not be considered to be competition with Employer.

                         (b) Intellectual Property. Executive agrees that all ideas, sketches, designs, prototypes, samples, patterns, and related work product developed by him during the Term of Employment which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates are work-for-hire and will be the property of Employer and that he will, at Employer's request and cost, do whatever is reasonably necessary to secure the rights thereto to Employer.

                         (c) Confidentiality. Except as required pursuant to a court order or applicable law, Executive agrees that he will not divulge to anyone (other than Employer or any persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets. Executive further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Employer.

                     5. BREACH BY EXECUTIVE. Both parties hereto recognize that the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and that in the event of the breach by Executive of the terms and conditions of this
           Agreement or the Restrictive Letter to be performed by him, then Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement or of the Restrictive Letter, or to enforce the specific performance thereof by Executive, or to enjoin Executive from performing services for another person, firm or corporation in violation of this Agreement or the Restrictive Letter. If any of the restrictive covenants set forth in this Agreement or in the Restrictive Letter are held to be unenforceable because of the duration or scope of any such covenant, the parties hereto agree that the duration or scope of such provision shall be reduced to the maximum scope permitted by law, and, in its reduced form, shall be enforceable.

                     6. INDEMNIFICATION. The Employer agrees to indemnify the Executive to the fullest extent permitted by Delaware law for any and all liabilities to which he may be subject as a result of his employment hereunder (and as a result of his services as an officer or director of the Employer, or as an officer or director of any of its subsidiaries or affiliates), as well as the costs of any legal action brought or threatened against him as a result of such employment, to the fullest extent permitted by law.

                     7.  TERMINATION.

                         (a) General. The employment of Executive hereunder shall terminate as provided in Paragraph 2 hereof and may be sooner terminated in accordance with the provisions of this Paragraph 7.

                         (b) Death or Disability of Executive. The employment of Executive hereunder shall terminate upon (i) the death of Executive; and (ii) at the option of Employer, upon not less than thirty (30) days' prior written notice to Executive or his legal representative, in the event that Executive becomes disabled. Executive shall be deemed to be disabled if by reason of physical or mental incapacity or disability, he is unable to render the services to be rendered by him pursuant to this Agreement for a continuous period of ninety (90) successive days or for shorter periods aggregating one hundred twenty
           (120) days or more during any twelve (12) successive months (the advice of a reputable physician mutually acceptable to Employer and Executive as to the existence of any such incapacity or disability to be final and binding upon the parties).

                         (c) Termination for Cause. The employment of the Executive under this Agreement shall terminate for cause upon delivery to the Executive of notice in writing from Employer of termination of the Executive's employment for cause. Cause shall mean
           (i) any willful or grossly negligent act or failure to act by the Executive that causes material harm to Employer; any fraud by Executive upon the Employer; the conviction by the Executive or the plea of nolo contendere by the Executive, with respect to any felony;
           (ii) the Executive's habitual absenteeism, chronic alcoholism or other form of chemical addiction; or (iii) any material breach by the Executive of the Executive's obligations under this Agreement which remain uncured thirty (30) days after receipt of notice from Employer of such breach.

                         (d) Effect of Termination on Salary and Benefits. If Executive's employment is terminated under this Paragraph 7(a), (b) or (c) hereof, Employer shall have no further obligation to Executive hereunder other than as provided by this subparagraph (d) but the restrictions on the Executive's activities contained in Paragraph 4 and the obligations of Executive contained in the Restrictive Letter shall continue in effect as provided therein. In the event that the Executive's employment hereunder is terminated by Employer other than pursuant to Paragraph 7(a), (b) or (c) hereof, prior to the end of the Term of Employment, then Employer shall be obligated to pay Executive all salary and benefits (excluding any unpaid bonuses for this purpose) in installments through the remainder of the Term of Employment; provided, however, if Executive is in breach of the
           Restrictive Letter at any time, the Employer shall have no further obligation to pay salary to Executive. For purposes of the immediately preceding sentence, Executive will also be treated as having been terminated by Employer other than pursuant to Paragraph 7(a), (b) or (c) hereof if, after a Change in Control of Employer, (as that term is defined in Paragraph 7(e), occurs, Executive is assigned duties materially inconsistent with Executive's positions as described in Paragraph 1 hereof or there is any significant diminution in Executive's duties or responsibilities, other than in connection with the termination of Executive's employment for Cause or disability. In the event of a termination of Executive's employment for any reason other than termination by Employer for Cause, as set forth in this Paragraph 7, whether before or after termination of employment, Executive's entitlement to salary and benefits shall cease as of the effective date of termination and Executive shall be entitled to all salary and benefits (excluding any unpaid bonuses) accrued but unpaid as of the date of termination.

                         (e) Change in Control.  For purposes of this Agreement,
           the term "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer or any subsidiary or affiliate of Employer or any stockholder (and such stockholder's affiliates) as of the date hereof and direct transferees thereof, becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the securities of Employer representing 50.1% or more of the total voting power represented by Employer's then outstanding securities that vote generally in the election of directors ("Voting Securities") (excluding any current stockholder of Employer owning 15% or more of such Voting Securities on the date hereof); or (ii) the merger or consolidation of Employer with any other corporation, other than a merger or consolidation in which the Voting Securities of Employer outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power of the surviving entity, or the sale (in one transaction) of all or substantially all of the assets of Employer, other than to a subsidiary or affiliate of Employer.

                     8. ASSIGNMENT. This Agreement is a personal contract, and except as specifically set forth herein, the rights and interests of Employer and Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors of Employer as a result of the sale, merger or reorganization of Employer or Employer's present corporation, subject to Executive's rights set forth in Paragraph 7(d).

                     9. GOVERNING LAW:  CAPTIONS:  CONSENT TO JURISDICTION.

                         (a) This Agreement contains the entire agreement between the parties hereto, supersedes any prior agreements relating to the employment of the Executive and shall be governed by the laws of the State of Florida. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.

                         (b)  Each  of  the  parties  hereby   irrevocably   and
           unconditionally consent to the exclusive jurisdiction of the courts of the State of Florida and the United States District Court for the District of Florida for any action, suit or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the parties further hereby irrevocably and unconditionally waive any objection to laying of venue of any lawsuit, claim or other proceeding arising out of or related to this Agreement in the courts of the State of Florida or the United States district Court for the District of Florida, hereby further irrevocably and unconditionally waive and agree not to plead or claim an inconvenient forum, and further covenant and agree not to institute any action or proceeding in any jurisdiction other than Florida. Each of the parties further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it in any such court. The prevailing party of any action, suit or proceeding arising out of or relating to this Agreement shall be entitled to receive its attorney's fees and court costs from the other party hereto.

                     10. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or, if mailed (by certified or registered mail, return receipt requested) or if delivered by a nationally recognized-overnight mail or courier service, to the party at its address set forth below: If to Executive: Dominic A. Polimeni 6567 Newport Lake Circle Boca Raton, FL 33496

           If to Employer:

           Questron Technology, Inc.
           6400 Congress Avenue
           Suite 200A
           Boca Raton, FL  33487

           With a copy to:

           Battle Fowler LLP
           75 East 55th Street
           New York, NY  10022
           Attn: Luke P. Iovine, III, Esq.


                     11. RIGHT TO WITHHOLD/REPORT. Employer shall have the right to withhold from Executive's salary and other compensation hereunder and to report to appropriate federal, state and local taxing authorities all amounts required to be withheld or reported, including such amounts in respect of any compensation deemed paid to Executive under federal, state and local tax laws.

                     IN WITNESS  WHEREOF,  Employer  has by its duly  authorized
           officer   signed  this   Agreement  and  Executive  has  signed  this
           Agreement, as of the day and year first above written.

           EXECUTIVE                             QUESTRON TECHNOLOGY, INC.

            /s/Dominic A. Polimeni
           -----------------------------         By: /s/ Milton M. Adler
           DOMINIC A. POLIMENI                       ------------------------
                                                     Name:
                                                     Title:

















                              RESTRICTIVE COVENANT


                                 March 29, 1999


Questron Technology, Inc.
6400 Congress Avenue
Suite 200A
Boca Raton, FL 33487

Gentlemen:

           This will confirm my agreement with Questron Technology, Inc. (the "Company", which term for purposes of this letter shall include all of the Company's successor, subsidiary and affiliated companies).

           1. In consideration of my employment, I agree that while I am in the Company's employ, and for two years thereafter (provided that the Company elects to pay me a consulting and non-competition fee of $100,000 per year in equal quarterly installments in arrears, which Executive cannot waive, I will not, directly or indirectly: (a) Persuade or attempt to persuade any customer of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company; (b) Persuade or attempt to persuade any potential customer to which the Company has made a sales presentation, not to purchase the Company's products; (c) Solicit for myself or any person other than the Company the business of any person or entity which is a customer of the Company, or was its customer within two years prior to the termination of my employment; (d) Persuade or attempt to persuade any employees of the Company, or any individual who was its employee during the two years prior to my termination of employment, to leave the Company's employ, or to become employed by any person other than the Company; (e) Perform any service for any person other than the Company in connection with the design or development of any product, which competes, with a product of the Company; and (f) Work for any other firm, corporation, partnership or other entity, which compete with the Company. 2. I also agree that during my employment by the Company, or at any time thereafter, I will not disclose or use any confidential or secret information relating to the Company or any of its products, designs, processes or operations. 3. If I violate any of the terms outlined above, I agree that the Company, in addition to any other rights it may have, shall be entitled to injunctive relief.

                                                       Very truly yours,



                                                       Dominic A. Polimeni